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                                                                    EXHIBIT 23.6
Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of The Titan Corporation for the registration of its common stock in connection with the proposed merger with AverStar, Inc. and to the incorporation by reference therein of our report dated May 28, 1999 (except Note 9, as to which the date is September 22, 1999), with respect to the financial statements of Assist Cornerstone Technologies, Inc. for the year ended December 31, 1998, included in the Form 8-K/A of The Titan Corporation dated January 24, 2000 and our report dated February 11, 2000, with respect to the financial statements of Assist Cornerstone Technologies, Inc. for the period ended December 12, 1999, included in the Form 8-K/A of The Titan Corporation dated April 17, 2000 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Salt Lake City, Utah
April 18, 2000


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